EX-35.1
(logo) Countrywide Home Loans

400 Countrywide Way
Simi Valley, California 93065-6298

February 29, 2008

BCAP LLC
200 PARK AVENUE 5TH FLOOR
NEW YORK, NY 10166

OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer").
I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


/s/ Joseph Candelario
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
February 29, 2008


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Exhibit A - Securitized Transaction(s)
BCAP LLC - 200 Park Avenue

BCAP 2007-AA1
BCAP 2007-AA2
BCAP 2007-AA3
BCAP 2007-AA4
BCAP 2007-AA5